                                                                 Exhibit (e)(14)


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

                                           )
IN RE:  PEOPLESOFT, INC. SHAREHOLDER       )
LITIGATION                                 )        Consolidated
                                           )        Civil Action No. 20365-NC
                                           )


                                  AMENDMENT TO
                           MEMORANDUM OF UNDERSTANDING

          This Amendment to the Memorandum of Understanding, dated May 25, 2004 (the "MOU") is entered as of the date indicated below among the parties to the above-captioned action, by their respective undersigned attorneys.

          WHEREAS, the parties agree that paragraph 5 of the MOU should be amended to extend the Termination Date;

          NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties hereto, that paragraph 5 of the MOU shall be replaced in its entirety as follows:

                    5. Termination. Unless extended by agreement of the parties, this MOU and all rights and obligations under this MOU shall automatically terminate and be of no further force or effect on the earlier of: (i) the execution of the Stipulation contemplated herein or (ii) June 15, 2004 (the "Termination Date").


                                PRICKETT, JONES & ELLIOTT, P.A.


                                By:  /s/ Bruce E. Jameson
                                     --------------------------------
                                     Michael Hanrahan (#941)
                                     Bruce E. Jameson (#2931)
                                     1310 N. King Street
                                     P.O. Box 1328
                                     Wilmington, DE 19899-1328
                                     (302) 888-6500
                                     LEAD COUNSEL FOR PLAINTIFFS
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                                 POTTER ANDERSON & CORROON LLP



                                 By: /s/ Donald J. Wolfe, Jr.
                                     -----------------------------------------
                                     Donald J. Wolfe, Jr. (#285)
                                     1313 North Market Street
                                     Hercules Plaza, 6th Floor
                                     P. O. Box 951
                                     Wilmington, Delaware  19899
                                     (302) 984-6000
                                     COUNSEL FOR DEFENDANTS

Dated:  June 8, 2004